SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of October, 2006, by and among ELS HUMAN RESOURCE SOLUTIONS, INC., an Ohio corporation (“ELS HRS”), RESOLVE STAFFING, INC., a Nevada corporation (“Resolve”), MANDALAY SERVICES, INC., a Michigan corporation (“Mandalay”), DIVERSIFIED SUPPORT SYSTEMS, LLC, an Ohio limited liability company (“Diversified”), ELS EMPLOYER SERVICES, INC., a Michigan corporation (“ELS ES”), and each subsidiary of ELS HRS set forth on the signature pages hereto (the “ELS HRS Subsidiaries”; each of ELS HRS, Resolve, Mandalay, Diversified, ELS ES, and the ELS HRS Subsidiaries being referred to herein individually as a "Debtor," and collectively, jointly and severally, as the “Debtors”), RONALD E. HEINEMAN (“Heineman”), THE BARBARA L. HEINEMAN YEAR 2002 REVOCABLE TRUST DATED August 16, 2002, Barbara L. Heineman, Trustee, or successor (the “Heineman Trust”), WILLIAM J. WALTON (“Walton”; each individually a "Secured Party," and collectively, the “Secured Parties”), and RONALD E. HEINEMAN, in his capacity as agent (in such capacity, the “Agent”) for himself and the Secured Parties.

WITNESSETH:

WHEREAS, Resolve and ELS HRS have made and entered into or will make and enter into certain Promissory Notes payable to one or more of the Secured Parties (each being referred to individually as a “Note,” and collectively as the “Notes”), in connection with that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) made by and among ELS HRS, the Heineman Trust, and Walton; that certain Agreement and Plan of Merger (the “Forward Merger Agreement”) made by and among ELS HRS, Resolve, and the Constituent Companies party thereto; that certain Agreement and Plan of Merger made by and among Resolve, Mandalay Merger Sub LLC, and Mandalay Services, Inc. (the “Mandalay Merger Agreement”); that certain Agreement and Plan of Merger made by and among Resolve, Diversified Merger Sub LLC, and Diversified Support Systems, LLC (the “Diversified Merger Agreement”); and that certain Agreement and Plan of Merger made by and among Resolve, ELS Employer Merger Sub LLC, and ELS Employer Services, Inc. (the “ELS Employer Merger Agreement”) (the Forward Merger Agreement, Mandalay Merger Agreement, Diversified Merger Agreement, and ELS Employer Merger Agreement being referred to collectively herein as the “Merger Agreements”); and

WHEREAS, Resolve has absolutely and unconditionally guarantied the obligations of ELS HRS under the Notes, the Stock Purchase Agreement, the Merger Agreements, and related documents and instruments pursuant to that certain Guaranty given by Resolve in favor of Agent and Secured Parties, dated of even date herewith (the “Guaranty”); and

WHEREAS, it is a condition precedent to the effectiveness of the Stock Purchase Agreement and the Merger Agreements that Debtors deliver to the Agent, for the benefit of himself and Secured Parties, this Security Agreement and various other documents securing the obligations of the Debtors to Secured Parties;

NOW THEREFORE, in consideration of the willingness of Secured Parties to enter into the Notes, the Stock Purchase Agreement, the Merger Agreements, the Guaranty, and related documents and instruments, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Grant of Security Interest. To secure Debtors’ prompt, punctual, and faithful payment and performance of all and each of their debts, liabilities, and obligations owed to Agent and Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, now in existence or hereafter created or arising, including any extensions or renewals thereof, and whether incurred alone or with others as maker, endorser, guarantor or surety, plus interest thereon and all costs of collection, legal expenses and attorneys’ fees paid or incurred by Agent or Secured Parties in administering, collecting, or enforcing any such indebtedness, liabilities or obligations, or realizing on the security given hereby or otherwise (all such indebtedness, liabilities, obligations, interest, costs, fees, and expenses being hereinafter referred to as the “Secured Obligations”), each of the Debtors hereby pledges and grants to Agent, for the benefit of himself and Secured Parties, a security interest in and liens against, all of each Debtor’s assets, whether currently owned or hereafter acquired, including without limitation the following described collateral (collectively, the "Collateral"):

(a) each and every "account" (as such term is defined in the Uniform Commercial Code as adopted in any applicable jurisdiction (as adopted in any such jurisdiction and as amended from time to time, the "UCC") of Debtors or in which any Debtor now or hereafter has any rights, including, but not limited to, all rights of Debtors to payment for "inventory" (as hereinafter defined) and other goods sold or leased or for services rendered, all accounts receivable and receivables of Debtors, and all payments, royalties, rents, revenues, fees, and other sums (from whatever source, including, without limitation, from insurers, from third parties, and from any government or subdivision, department, or agency thereof) whatsoever owed to Debtors, in each case regardless of whether now owned or existing or hereafter acquired, accruing, or arising; and

(b) all of the “books” of Debtors, including all of the now owned or hereafter acquired books and records of Debtors (including all of Debtors’ records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information); and

(c) all “investment property” (as such term is defined in the UCC) of Debtors or in which any Debtor now or hereafter has any rights, including, but not limited to, any and all supporting obligations in respect thereof; and

(d) each and every “general intangible” (as such term is defined in the UCC) of Debtors or in which any Debtor now or hereafter has any right, title or interest, including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes or regulations, choses or things in action, goodwill associated with the Debtors’ businesses, patents, trade names, trademarks, service marks, copyrights, domain names, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof; and

(e) each and every "document," "instrument," and "chattel paper" (as such terms are defined in the UCC) of Debtors or in which any Debtor now or hereafter has any rights, including, but not limited to, all of Debtors' contract rights and rights to refunds of federal, state and local income taxes, in each case regardless of whether now owned or existing or hereafter acquired, accruing, or arising; and

(f) each and every item of "equipment" and "fixture" (as such terms are defined in the UCC) of Debtors or in which any Debtor now or hereafter has any rights, including, but not limited to, all of Debtors' machinery, parts, accessories, attachments, trade fixtures, tools, furniture, furnishings and other goods, in each case regardless of whether now owned or existing or hereafter acquired; and

(g) all "inventory" (as such term is defined in the UCC) and all other property and assets of Debtors or in which any Debtor now or hereafter has any rights, and all goods, merchandise and other personal property of Debtors held for sale or rental or use and all raw materials and supplies used or useful in the conduct of Debtors' business, in each case regardless of whether now owned or existing or hereafter acquired; and

(h) all “negotiable collateral” of Debtors, including all of the now owned and hereafter acquired right, title, and interest of any Debtor with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof; and

(i) all insurance policies of Debtors and the proceeds thereunder or therefrom, in each case regardless of whether now owned or existing or hereafter acquired or coming into existence, and refunds of all premiums therefor; and

(j) all of Debtors’ bank accounts, including, but not limited to, all demand, time, savings, passbook and similar accounts maintained with any bank, savings and loan association or similar institution, in each case whether now in existence or hereafter created or arising; and

(k) the proceeds and products, whether tangible or intangible, of any and all of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all “accounts,” “books,” “equipment,” “general intangibles,” “inventory,” “investment property,” “negotiable collateral,” money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

2. Obligations Secured. This Agreement is made, and the pledge of and security interest in the Collateral is granted, as security for the Secured Obligations, including but not limited to, the following: any and all of Debtors’ debts, liabilities, and obligations under the Notes, the Guaranty, that certain Stock Pledge Agreement made by and among ELS HRS, Resolve, Secured Parties, and the Pledged Stock Issuers party thereto, dated of even date herewith (the “Pledge Agreement”), the Stock Purchase Agreement, and the Merger Agreements, as the same may be amended, restated, supplemented, and/or renewed from time to time, whether now in existence or hereafter created or arising, and any and all debts, liabilities, and obligations of any Debtor under any other document or instrument running to the benefit of a Secured Party from either of the Debtors, whether now in existence or hereafter created or arising. This Agreement, the Guaranty, the Pledge Agreement, and any and all other documents or instruments providing security for the Secured Obligations, as the same may be modified, amended, restated, or supplemented from time to time, shall be referred to herein as the “Security Documents.”

3. Representations and Warranties. Each of the Debtors jointly and severally represents and warrants to Agent and Secured Parties that:

(a) One or more of Debtors is the owner of the Collateral, free and clear of all liens, security interests and other encumbrances of any kind whatsoever, and, except in connection with the above described security interests, no security agreement, assignment, financing statement, or similar document or instrument covering the Collateral is on file or of record in any federal, state, or local governmental office or records.

(b) Each of the Debtors has full power and authority to enter into this Agreement and grant to Agent and Secured Parties the pledge, lien, and security interest in, the Collateral in accordance herewith.

(c) The principal place of business of Debtors and their respective chief executive offices and accounting offices are located in Hamilton County, Ohio.

(d) Debtors have been duly and validly incorporated in the jurisdictions set forth in the preamble to this Agreement, and are qualified to do business in the following jurisdictions: [________________________].

(e) The Federal Employer Identification Number (“EIN”) for each Debtor is as set forth on Exhibit A attached hereto and incorporated herein by reference.

(f) The pledge of, and grant of the lien against and security interest in, the Collateral by Debtors in the manner and for the purposes contemplated by this Agreement have been duly and validly authorized; this Agreement has been duly executed and delivered and constitutes the legally binding and enforceable obligation of Debtors; and no registration with or approval of any governmental agency of any kind is required for the due execution and delivery, or the enforceability, of this Agreement.

(g) Debtors hereby irrevocably authorize Agent to file Uniform Commercial Code Financing Statements containing sufficient legal descriptions of the Collateral and otherwise in form and substance sufficient for filing in every governmental, municipal, or other office in every jurisdiction necessary to perfect Agent’s and Secured Parties’ lien against and security interest in the Collateral.

(h) Debtors own or have the exclusive right to use all intellectual property used in the Debtors’ business, including, but not limited to, all copyrights, patents, trademarks, service marks, domain names, and software (the “Intellectual Property”). None of the Intellectual Property infringes upon or otherwise violates the intellectual property or other proprietary rights of any third party, and none of the Debtors has received any notice of any claim of infringement or any other claim or proceeding relating to the Intellectual Property.

4. Covenants. Each of the Debtors covenants and agrees with Agent and Secured Parties that it:

(a) shall defend in good faith the Collateral against the claims and demands of all persons;

(b) shall advise Agent in writing, at least 30 days prior thereto, of any change in any Debtor's name, any change in any Debtor’s state of organization or any merger, consolidation, conversion, reorganization or recapitalization involving any Debtor, and, in such event, Debtor shall promptly authorize the filing of (and Debtors hereby authorize the filing of) new or amended UCC financing statements describing the Collateral specified herein and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent’s sole discretion, to perfect or continue perfected Agent’s and Secured Parties’ pledge and security interest in the Collateral based upon such changes, and Debtors shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Agent therefor if it pays the same;

(c) shall advise Agent in writing, at least 30 days prior thereto, of any change in the location of the Collateral or the principal place of business of any Debtor;

(d) shall not permit any liens, security interests or other encumbrances of any kind whatsoever to attach to any of the Collateral;

(e) shall pay and perform the Secured Obligations strictly in accordance with their terms and shall pay promptly when due all taxes, assessments, and governmental charges upon or affecting the Collateral;

(f) shall take any and all necessary and appropriate steps to renew, preserve, and otherwise maintain any Debtor’s rights in any and all Intellectual Property, including, but not limited to, currently existing and hereafter acquired registrations of domain names;

(g) shall provide Agent and/or its agents and representatives access to any Debtor’s books and records, accountants’ reports, financial information, and any and all other information and materials related to Debtors’ business; permit Agent and/or its agents or representatives to visit the offices of Debtors and examine the Collateral; and permit Agent and/or its agents or representatives to discuss the Debtors’ business with Debtors’ accountants;

(i) shall immediately notify Agent in writing of any information which any Debtor has or may receive with respect to the Collateral which might in any manner materially and adversely affect the value thereof or the rights of Agent or Secured Parties with respect thereto; and

(j) shall maintain adequate casualty and loss insurance coverage on the Collateral in an amount no less than the insurable value thereof, and Agent and Secured Parties shall be named as additional insureds or loss payees, as the case may be, with respect to such policies of insurance.

5. Power of Attorney. In the event that Debtors fail to take any and all necessary action to renew, preserve, and/or otherwise maintain the Collateral, included, but not limited to, any domain names included in the Intellectual Property, Debtors hereby irrevocably appoint Agent as their attorney-in-fact (a) to execute and deliver any such documents and take such actions as may be necessary to renew, maintain or otherwise preserve Debtors’ rights in and to the Collateral, and (b) to take such other actions as may be necessary or incidental to the foregoing. The costs of taking any such actions shall be added to and included in the Secured Obligations. The foregoing power of attorney shall be deemed to be a power coupled with an interest, and is irrevocable.

6. Events of Default. An "Event of Default" shall occur hereunder if: (a) any Secured Party shall have failed to receive, when due, any portion of the indebtedness, liabilities, or obligations owing to him by any Debtor; (b) any Debtor shall commit any breach of its covenants and/or obligations, or any default or Event of Default, under this Agreement, any of the Notes, the other Security Documents, the Stock Purchase Agreement, or any Merger Agreement, that certain Revolving Note made by and among Employee Leasing Services, Inc., Rockmor Group, Inc. and Fifth Third Bank, dated effective as of December 30, 2005, and any document providing security for or guaranteeing the obligations of the borrowers thereunder, or that certain Revolving Note made by and between Resolve and Fifth Third Bank, dated effective as of May 30, 2006, and any document providing security for or guaranteeing the obligations of the borrowers thereunder, in each case as amended or supplemented, or under any agreement, document, or instrument between any Debtor and any Secured Party or running to benefit of any Secured Party from any Debtor; (c) any representation or warranty made by any Debtor herein or in any of the agreements, documents, or instruments referenced in (b) above is, or becomes, untrue or misleading in any material respect; (d) any Debtor shall: (i) become insolvent, (ii) become generally unable to pay its respective debts as they become due, (iii) make an assignment for the benefit of creditors, or (iv) call a meeting of creditors for the composition of debts; (e) there shall be filed by or against any Debtor a petition in bankruptcy or for reorganization or a custodian, receiver or agent is appointed or authorized to take charge of any of its properties; (f) there shall occur any material and adverse change in the business operations and condition, financial or otherwise, of any Debtor; (g) there shall occur a material casualty loss with respect to the Collateral or other security for any of the Secured Obligations which is not covered by insurance; (h) the Collateral or other security for any of the Secured Obligations shall decline in value with the result that Secured Parties’ security for the Secured Obligations is materially diminished; or (i) any default or event of default shall occur under any other agreement, document, or instrument between any Debtor and any Secured Party or running to the benefit of any Secured Party from any Debtor.

8. Remedies Upon Event of Default. Upon the occurrence of an Event of Default, Agent and Secured Parties shall have all rights and remedies in and against the Collateral and otherwise of a secured party under the UCC and all other applicable laws and shall also have all other rights provided herein and in any of the other documents, all of which rights and remedies shall be cumulative to the fullest extent permitted by law. In addition to, and without limiting the generality of the foregoing, upon the occurrence of an Event of Default, Secured Parties (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any of the following on behalf of Secured Parties (and Agent, acting on the instruction of Secured Parties, shall do the same on behalf of Secured Parties), with or without the judicial process or the aid or assistance of others and to the extent permitted by law:

(a) Require Debtors, at Debtors’ sole expense, to assemble the Collateral, make the Collateral available to Agent at a place reasonably convenient to Agent, and deliver possession of the Collateral to Agent at a place reasonably convenient to Agent.

(b) Sell the Collateral at public or private sale, from time to time, as determined in its sole discretion. Debtors shall pay, as part of the indebtedness and obligations hereby secured, all amounts (including, but not limited to, Agent and each Secured Party’s reasonable attorneys', accountants' and appraisers' fees as permitted by applicable law, with interest thereon at the highest rate specified in any of the documents) paid or incurred by Agent or any Secured Party for taxes or levies on the Collateral, or any part thereof, and in taking possession of, disposing of, repairing, improving, or preserving the Collateral.

(c) Enter any premises where any part of the Collateral may be located, to assemble and prepare the Collateral for sale and to conduct an auction sale on the premises or to remove the same from the premises without being deemed guilty of trespass. All expenses incurred by Agent or any Secured Party in exercising its rights under this Section 8 shall be chargeable to and borne by Debtors, and shall be added to and included in the Secured Obligations.

Notwithstanding any of the foregoing,

(x) Neither Agent nor Secured Parties shall be obligated to make any sale of Collateral if they shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Agent and Secured Parties may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(y) The requirement of reasonable notice of time and place of sale or disposition of Collateral by Agent and Secured Parties shall be conclusively met if such notice is provided to Debtors at the address specified in the notices section of this Agreement at least ten (10) days before the time of the sale or disposition.

(z) Any Secured Party may bid upon and purchase any or all of the Collateral at any sale thereof free from all rights of redemption of Debtors.

(aa) Agent and Secured Parties may sell all or any part of the Collateral at one or more times and from time to time and upon such terms and conditions, including a credit sale, as it determines in its sole discretion. Agent and Secured Parties shall apply the net proceeds of any such disposition of the Collateral or any part thereof in accordance with Section 9(k) of this Agreement.

(bb) Debtors shall remain absolutely and jointly and severally liable for any deficiency in the Secured Obligations that remains due. To the extent permitted by law, Debtors waive all rights of redemption in or with respect to the Collateral.

(cc) Agent shall have the right to notify any account debtors obligated on any Debtor’s accounts to make payment thereof directly to Agent or Secured Parties, and Agent shall have the right in its own name or in the name of any Secured Party or Debtor to demand, collect, receive, receipt for and sue for any or all amounts due or to become due on the accounts, and Agent, in its sole discretion, may take any other action which Agent may deem necessary or appropriate to protect, preserve, and realize upon its security interest in the accounts.

9. Agent.

(a) Appointment of Agent.

Each Secured Party hereby designates Ronald E. Heineman as Agent to act as herein specified. Each Secured Party hereby irrevocably authorizes the Agent to take such action on his behalf under the provisions of this Agreement, the Notes, and the other Security Documents, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement, the Notes, and the other Security Documents for the ratable benefit of Secured Parties.

The provisions of this Section 9 are solely for the benefit of the Agent and Secured Parties, and no Debtor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing his functions and duties under this Agreement, the Agent shall act solely as agent of Secured Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Debtor.

(b) Nature of Duties of Agent.

The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Agent shall not be liable for any action taken or omitted by him as such hereunder or in connection herewith, unless caused by its gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Secured Party; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

(c) Lack of Reliance on Agent.

Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Debtor in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Debtor.

The Agent shall not be responsible to any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Notes, the Security Documents, or the financial or other condition of any Debtor. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Security Documents, or the financial condition of any Debtor, or the existence or possible existence of any default or Event of Default, unless specifically requested to do so in writing by a Secured Party.

(d) Certain Rights of the Agent.

The Agent shall have the right to request instructions from Secured Parties. If the Agent shall request instructions from Secured Parties with respect to any act or action (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from Secured Parties and the Agent shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of Secured Parties.

(e) Reliance by Agent.

The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for one or more of the Debtors with respect to matters concerning one or more of the Debtors), independent public accountants and other experts selected by him and shall not be liable for any action taken or omitted to be taken by him in good faith in accordance with the advice of such counsel, accountants or experts.

(f) Indemnification of Agent.

To the extent the Agent is not reimbursed and indemnified by one or more of the Debtors, each Secured Party will reimburse and indemnify the Agent in proportion to the principal outstanding on its respective Notes for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement; provided however, that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.

(g) The Agent in his Individual Capacity.

With respect to his rights and obligations as a Secured Party hereunder and under the Notes and the other Security Documents, the Agent shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though he were not performing the duties specified herein; and the term “Secured Parties” or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity.

(h) Successor Agent.

The Agent may, upon five (5) business days’ notice to Secured Parties, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 9(h)) by giving written notice thereof to Secured Parties. Upon any such resignation, Secured Parties shall have the right, upon five (5) days’ notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by Secured Parties, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days’ notice, the retiring Agent may, on behalf of Secured Parties, appoint a successor Agent.

Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

(i) Collateral Matters.

Each Secured Party authorizes and directs the Agent to enter into the Guaranty and the Pledge Agreement, and any other Security Documents. The Agent is hereby authorized on behalf of each Secured Party, without the necessity of any notice to or further consent from any Secured Party, from time to time prior to an Event of Default, to take any action with respect to any Collateral, the Notes, or the other Security Documents that may be necessary or appropriate to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to any of the foregoing documents.

Secured Parties hereby authorize the Agent, at his option and in his discretion, to release any lien granted to or held by the Agent upon any Collateral upon termination of the Secured Obligations and payment in cash and satisfaction of all of the obligations at any time arising under or in respect of this Agreement, the Notes, the other Security Documents, or the transactions contemplated hereby or thereby. Upon request by the Agent at any time, Secured Parties will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 9(i).

Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by Secured Parties, as applicable, and upon at least five (5) business days’ prior written request by any Debtor, the Agent shall (and is hereby irrevocably authorized by Secured Parties to) execute such documents as may be necessary to evidence the release of the liens granted to the Agent for the benefit of Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any liens upon all interests retained by any Debtor, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

The Agent shall have no obligation whatsoever to Secured Parties or to any other person to assure that the Collateral exists or is owned by any Debtor or is cared for, protected or insured or that the liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 9(i) or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner he may deem appropriate, in his sole discretion, given the Agent’s own interest in the Collateral as one of Secured Parties and that the Agent shall have no duty or liability whatsoever to Secured Parties, except for his gross negligence or willful misconduct.

(j) Actions with Respect to Defaults.

In addition to the Agent’s right to take actions on his own accord as permitted under this Agreement, the Agent shall take such action with respect to a default or Event of Default as shall be directed by Secured Parties; provided that, until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as he shall deem advisable and in the best interests of Secured Parties.

(k) Application of Proceeds upon an Event of Default.

All proceeds of Collateral received by the Agent pursuant to the exercise of remedies under this Agreement, the Notes, or the other Security Documents or otherwise realized upon the occurrence and during the continuation of an Event of Default shall, when received by the Agent in cash or its equivalent, be applied as follows: first, to all reasonable costs and expenses of the Agent (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the implementation and/or enforcement of this Agreement, the Notes, or the other Security Documents; second, to all costs and expenses of Secured Parties incurred in connection with the implementation and/or enforcement of this Agreement, the Notes, or the other Security Documents; third, to be applied ratably to pay interest then due in respect of the Notes until paid in full; fourth, to be applied ratably to the respective remaining principal installments of the Notes in inverse order of maturity; and fifth, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus. The Debtors shall remain liable to the Agent and Secured Parties for any deficiency.

Notwithstanding anything to the contrary in this Agreement, the Notes, or the other Security Documents, all proceeds of Collateral received by the Agent pursuant to the exercise of remedies under the such documents shall be applied in accordance with this Section 9(k).

10. Miscellaneous.

(a) Notices. Any notice required, permitted, or contemplated hereunder shall be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed validly given (i) three (3) days following deposit in the U.S. mails, with proper postage prepaid, or (ii) the next business day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment thereof, or (iii) upon receipt of notice given by telecopy, mailgram, telegram, telex or personal delivery:

To Debtors:   c/o Resolve Staffing, Inc.
3235 Omni Drive
Cincinnati, Ohio 45245

with a copy to:  Greg Bartko, Esq.
3475 Lenox Road, Suite 400
Atlanta, Georgia 30326

To Agent:   Ronald E. Heineman
3235 Omni Drive
Cincinnati, Ohio 45202-3957

with a copy to:  Tracey A. Puthoff, Esq.
Taft, Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202-3957

(b) Further Assurances. From time to time Debtors shall take such action and execute and deliver to Secured Parties such additional documents and instruments as Secured Parties may reasonably request to effectuate the purposes of this Agreement and to assure Secured Parties the benefits of the collateral security provided herein.

(c) Successors and Assigns. This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns, and shall inure to the benefit of the heirs, successors, and assigns of Secured Parties.

(d) Amendment. This Agreement cannot be changed or amended except by an agreement in writing signed by the party against whom enforcement of the change or amendment is sought.

(e) Number and Gender. For purposes of this Agreement, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular, and the neuter shall be deemed to include the masculine and feminine and the masculine and feminine shall be deemed to include the neuter, as the context may require.

(f) Captions. The captions preceding the text of the paragraphs of this Agreement are inserted only for convenience of reference and shall not constitute a part of this Agreement, nor shall they in any way affect its meaning, construction or effect.

(g) Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Ohio, except to the extent that the laws of other jurisdictions may apply to the creation, perfection, or priority of the pledge, lien, and security interests granted herein.

(h) Severability. The invalidity or unenforceability, whether in general or in any particular circumstance, of any provision of this Agreement shall not affect its validity or enforceability in any other circumstance or any other provision hereof. The parties hereto agree that this Agreement shall be interpreted so as to give effect and validity to all of the provisions hereof to the fullest extent permitted by law.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month, and year first written above.

DEBTORS:

ELS HUMAN RESOURCE SOLUTIONS, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

RESOLVE STAFFING, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: Director and Authorized Representative

MANDALAY SERVICES, INC.

By:/s/ Scott Horne
Name: Scott Horne
Title: President

DIVERSIFIED SUPPORT SYSTEMS, LLC

By:/s/ Ronald Heineman
Name: Ronald E. Heineman
Title: President

ELS EMPLOYER SERVICES, INC.

By:/s/ Steve Roux
Name: Steve Roux
Title: President

EMPLOYEE LEASING SERVICES, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS OUTSOURCE SERVICES, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

PREMIER HR SERVICES, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

FOXSTAR, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS PERSONNEL SERVICES, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

RIO SERVICES, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

IMPERIAL HUMAN RESOURCES, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS HR, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

LUXOR SOLUTIONS, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

STREAMLINE MANAGEMENT, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS PAYROLL SOLUTIONS, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS HUMAN RESOURCES, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

INTEGRATED PAYROLL SOLUTIONS, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS TEMPORARY SOLUTIONS, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

RESOLVE HR SOLUTIONS, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

FIDELITY CAPITAL, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS PAYROLL MANAGERS, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

ELS ADVANTAGE, INC.

By:/s/ Donald Quarterman
Name: Donald Quarterman
Title: President

SECURED PARTIES:

/s/ Ronald Heineman
                                Ronald E. Heineman

/s/ William Walton
                                William J. Walton

THE BARBARA L. HEINEMAN YEAR 2002 REVOCABLE TRUST DATED August 16, 2002

/s/Barbara Heineman
                                Barbara L. Heineman, Trustee

AGENT:

/s/ Ronald Heieneman
                                Ronald E. Heineman

EXHIBIT A

Debtor Employee Identification Numbers

Company Name	EIN
Resolve Staffing, Inc.	33-0850639
ELS Human Resource Solutions, Inc.
Mandalay Services, Inc.	38-3573643
Diversified Support Systems, LLC	51-0462658
ELS Employer Services, Inc.	43-1988398
Employee Leasing Services, Inc.	31-1388918
ELS Outsource Services, Inc.	43-1988394
Premier HR Services, Inc.	20-2583831
Foxstar, Inc.	38-3381160
ELS Personnel Services, Inc.	31-1655236
Rio Services, Inc.	01-0552336
Imperial Human Resources, Inc.	01-0568658
ELS HR, Inc.	20-0353428
Luxor Solutions, Inc.	38-3446845
Streamline Management, Inc.	38-2792641
ELS, Inc.	31-1655240
ELS Payroll Solutions, Inc.	20-0353444
ELS Human Resources, Inc.	31-1655239
Integrated Payroll Solutions, Inc.	33-1000183
ELS Temporary Solutions, Inc.	20-0353428
Resolve HR Solutions, Inc.	20-0677520
Fidelity Capital, Inc.	51-0462663
ELS Payroll Managers, Inc.	20-0353453
ELS Advantage, Inc.	82-0578054